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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




                               AMERALIA, INC.
                               --------------
             (Exact name of registrant as specified in charter)



         Utah                   0-15474                    87-0403973
  -------------------   -----------------------    -------------------------
   (State or other        (Commission File               (IRS Employer
   jurisdiction of            Number)                  Identification No.)
   Incorporation)



             1155 Kelly Johnson Blvd., Colorado Springs, CO 80920
             ----------------------------------------------------
                   (Address of principal executive offices)



       Registrant telephone number, including area code: (719) 260-6011

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ITEM 9.   Sales of Equity Securities Pursuant to Regulation S.


On 21 February 1997, the Company accepted subscription applications from two Australian accredited investors for a total issue of 293,500 shares of common stock in the Company. The issue price was $1 per share and the consideration received was cancellation of notes payable totaling $293,500 by the Company to the investors.

Under the terms of the subscription agreements, the shares were offered pursuant to an exemption from registration provided by Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

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                               SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          AMERALIA, INC.



Dated: March 7, 1997                      /s/ Robert van Mourik
                                          ------------------------
                                          ROBERT VAN MOURIK,
                                          Executive Vice President